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                                                                       Exhibit n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 16, 2007 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Tax-Advantaged Dividend Growth Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-144483).





                                                  /s/ ERNST & YOUNG LLP


Chicago, Illinois
September 5, 2007